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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998

                                             REGISTRATION STATEMENT NO. 33-87536

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      57-0962375
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(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


           7909 Parklane Road, Columbia, South Carolina     29223
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

         Resource Bancshares Mortgage Group, Inc. Stock Investment Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               Edward J. Sebastian
                    Resource Bancshares Mortgage Group, Inc.
                               7909 Parklane Road
                         Columbia, South Carolina 29223
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (803) 741-3000


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         Registration Statement No. 33-87536 is being amended to (1) reflect that all the shares of the Common Stock registered thereunder have been sold and
(2) deregister the interests in the Plan registered thereunder because such interests are not securities and were not required to be registered under the Securities Act of 1933.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement (No. 33-87536) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on December 22, 1998.


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                  By: /s/ Edward J. Sebastian
                                      ------------------------------------------
                                      Edward J. Sebastian, Chairman of the Board
                                      and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement (No. 33-87536) has been signed by the following persons in the capacities and on the dates indicated:

Signature                             Title                          Date
---------                             -----                          ----

/s/ Edward J. Sebastian     Chairman of the Board             December 22, 1998
--------------------------  and Chief Executive Officer
Edward J. Sebastian         (principal executive officer)

/s/ Steven F. Herbert       Senior Executive Vice             December 22, 1998
--------------------------  President and Chief
Steven F. Herbert           Financial (principal financial
                            and accounting officer)

/s/ David W. Johnson, Jr.   Vice Chairman, Director and       December 22, 1998
--------------------------  Managing Director
David W. Johnson, Jr.

/s/ John W. Currie          Director                          December 22, 1998
--------------------------
John W. Currie

            *               Director                          December 22, 1998
--------------------------
John C. Baker

                            Director
--------------------------
Stuart M. Cable

/s/ Boyd M. Guttery         Director                          December 22, 1998
--------------------------
Boyd M. Guttery

                            Director
--------------------------
Robin C. Kelton

                            Director
--------------------------
John O. Wolcott


* By: /s/ Edward J. Sebastian
      -----------------------
      Edward J. Sebastian
      Attorney-in-Fact